Exhibit 10.5

SANUWAVE HEALTH, INC.

Waiver Letter

The undersigned is the holder of certain securities of SANUWAVE Health, Inc. (the “Company”) issued on January 21, 2024, including a Future Advance Convertible Promissory Note (the “Note”) and Common Stock Purchase Warrants, one of which has an exercise price of $0.067 per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the other of which has an exercise price of $0.04 per share of Common Stock (together, the “Warrants”).

Until December 31, 2024 (the “Waiver Date”), the undersigned hereby waives the Company’s obligation to effect a reverse stock split on or before December 31, 2023 pursuant to Section 5(a)(xii) of the Note and Section 2(f) of each of the Warrants. For the avoidance of doubt, the undersigned further agrees that the Company’s failure to effect a reverse stock split on or before December 31, 2023 shall not constitute an “Event of Default” under the Note, and the Company shall not be required to comply with Section 5(a)(xii) of the Note until the Waiver Date.

Until the Waiver Date, the undersigned hereby waives the Company’s obligation pursuant to the Securities Purchase Agreement, dated January 21, 2024, by and between the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”), (i) to reserve the Required Minimum (as defined in the Purchase Agreement) from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares and the Conversion Shares (each as defined in the Purchase Agreement) pursuant to Section 3.1(f), (ii) to maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents (as defined in the Purchase Agreement) in such amount as may then be required to fulfill its obligations in full under the Transaction Documents pursuant to Section 4.12(a), and (iii) to amend the Company’s articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum pursuant to Section 4.12(b). The undersigned further agrees that Section 4.20 of the Purchase Agreement shall not restrict the Company’s ability to issue shares of Common Stock to holders of the Company’s Notes and Warrants (including Notes and Warrants with different issuance dates) in exchange for such securities.

Until the Waiver Date, the undersigned hereby waives the Company’s obligation pursuant to (i) the Registration Rights Agreement, dated January 21, 2024, by and between the Company and each lender identified on the signature pages thereto (the “Registration Rights Agreement”), and (ii) Section 4.18 of the Purchase Agreement, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended, or to file or obtain or maintain the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement). For the avoidance of doubt, the undersigned further agrees that failing to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended, or to file or obtain or maintain the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) prior to the Waiver Date shall not constitute an “Event of Default” under the Note.

Except as expressly set forth herein, the Note, the Warrants, the Purchase Agreement and the Registration Rights Agreement are not modified in any respect and remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Waiver effective as of the date set forth below.

DATE:

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